Exhibit 2.5

Execution Version

AMENDMENT NO. 4 TO

ACQUISITION AGREEMENT

THIS AMENDMENT NO. 4 TO THE ACQUISITION AGREEMENT (this “Amendment”) is entered into as of May 25, 2023, by and among Surf Air Global Limited, a British Virgin Islands company (“Surf Holdings”), Surf Air Inc., a Delaware corporation (“Surf Air”), Surf Air Mobility Inc., a Delaware corporation and wholly owned subsidiary of Surf Holdings (“NewCo”), SAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”, and together with Surf Air, NewCo and Surf Holdings, the “Surf Entities”), and Southern Airways Corporation, a Delaware corporation (the “Company”). Each entity is referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Acquisition Agreement, as defined below.

W I T N E S S E T H:

WHEREAS, the Surf Entities and the Company entered into that certain Acquisition Agreement, dated as of March 17, 2021, as amended by that certain Amendment No. 1 to Acquisition Agreement, dated as of August 22, 2021, that certain Amendment No. 2 to Acquisition Agreement, dated as of May 17, 2022 and that certain Amendment No. 3 to Acquisition Agreement (collectively, the “Acquisition Agreement”) pursuant to which, subject to the terms and conditions thereunder, the Parties intend to effect a merger of Merger Sub with and into the Company in accordance with the Acquisition Agreement and the General Corporation Law of the State of Delaware, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of NewCo;

WHEREAS, in connection with a possible direct listing of shares of NewCo common stock, the Parties desire to amend the Acquisition Agreement as set forth herein; and

WHEREAS, pursuant to Section 8.03 of the Acquisition Agreement, the Acquisition Agreement may be amended by a written instrument signed on behalf of the Party against whom enforcement is sought.

NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Amendments to the Acquisition Agreement. The Acquisition Agreement is hereby amended as follows:

(a)	The following defined term in Appendix A of the Acquisition Agreement is hereby deleted in their entirety and replaced with the following:

“Outside Date” means July 31, 2023.

2. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. A signed copy of this Amendment delivered by electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

3. Effect of Amendment; No Waiver. Except as expressly set forth in Section 1 of this Amendment: (a) the terms and conditions of the Acquisition Agreement (as previously amended) are unaffected by this Amendment, (b) the Parties hereby reserve all rights and privileges under the Acquisition Agreement that exist as of the date of the Acquisition Agreement (as previously amended) and this Amendment and (c) the execution of this Amendment by the Parties shall not constitute a waiver by any Party of any such rights or privileges that exist as of the date of this Amendment.

4. Other Provisions. Sections 8.03 (Amendment), 8.04 (Extension; Waiver), 9.01 (Notices), 9.04 (Entire Agreement; Assignment), 9.05 (Severability), 9.07 (Governing Law; Exclusive Jurisdiction), 9.08 (Rules of Construction) and 9.09 (Waiver of Jury Trial) of the Acquisition Agreement are incorporated into this Amendment by reference as if fully set forth herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHERE OF, the Parties have duly executed this Amendment as of the date first written above.

SURF AIR MOBILITY INC.

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	President

SURF AIR GLOBAL LIMITED

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	CEO

SURF AIR INC.

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	CEO

SAC MERGER SUB INC.

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	President

SOUTHERN AIRWAYS CORPORATION

By:	/s/ R. Stanley Little
Name:	R. Stanley Little
Title:	CEO